Exhibit 99.1

ChampionX Reports Fourth Quarter and Full Year 2020 Results

•Revenue of $706.1 million in Q4’20
•Net income attributable to ChampionX of $7.4 million in Q4’20; adjusted net income of $14.3 million
•Adjusted EBITDA of $108.6 million in Q4’20
•Cash from operating activities of $120.6 million and free cash flow of $107.6 million (15% of revenue) in Q4’20; free cash flow of $115.5 million (16% of revenue) excluding acquisition-related expenses
•Repaid $79.8 million of debt in Q4’20

THE WOODLANDS, TX, February 23, 2021 -- ChampionX Corporation (“ChampionX”) (NASDAQ: CHX) (“the Company”) today announced fourth quarter of 2020 results, our second full quarter following the June 3, 2020 combination of the Company with the legacy ChampionX business, and our full year 2020 results.

For the fourth quarter of 2020, revenue was $706.1 million, net income attributable to ChampionX was $7.4 million, and adjusted EBITDA was $108.6 million. Income before income taxes margin was 2.7%, and adjusted EBITDA margin was 15.4%. Cash provided by operating activities was $120.6 million, an increase of $9.2 million sequentially, and free cash flow was $107.6 million.

Results on a pro forma basis for ChampionX for prior periods are provided supplementary to the actual results of the Company and represent results on a full-year basis as if legacy ChampionX was combined with the Company for the entire period. For additional information on the pro forma results see the tables included in this release.i

CEO Commentary

“We are proud of how remarkably well our organization performed in the fourth quarter and during the course of 2020 as we completed our successful transformational merger with ChampionX and demonstrated the resiliency of our portfolio against the backdrop of the global pandemic and one of the most challenging periods in the history of the energy industry. I am grateful to all of our employees for their dedication and commitment to improving the lives of our customers and communities, and we remain committed to taking all necessary steps to protect the health and safety of our employees,“ ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

“During the fourth quarter, which marked just our second full quarter as a new company, we delivered adjusted EBITDA of $109 million, which represented a sequential increase of 25%. Benefiting both from the recovery of the 2020 downturn and seasonal tailwinds, we generated fourth quarter revenue of $706 million, which increased 11% sequentially, with both our North American and international revenues posting double-digit sequential growth during the period.

“We once again demonstrated the strong positive free cash flow profile of our Company as we generated free cash flow of $108 million in the fourth quarter and we further strengthened our balance sheet by repaying $80 million of debt during the quarter. We ended the quarter with $551 million of liquidity, including $201 million of cash and $350 million of available capacity on our revolver. We remain focused on our free cash flow generation and we intend to continue paying down debt this year.

“Our team continues to execute well on our merger integration plans and we still anticipate fully capturing our increased targeted cost synergies of $125 million within 24 months of the merger closing.

“As we look to the first quarter, we expect seasonal declines in our international operations, partially offset by anticipated continued positive momentum in our shorter-cycle North American land-oriented businesses. We anticipate some near-term cost pressures as oilfield activity levels normalize versus the pandemic-induced trough levels of last year, but we expect year-over-year margin improvement as we exit 2021. We are currently assessing the first quarter impact of the severe winter storms in major oil producing basins, so our guidance does not include the impact of extreme weather challenges experienced in February. Excluding winter storm impacts, on a consolidated basis, in the first quarter we expect revenue to be between $650 million and $700 million, and we expect adjusted EBITDA of $90 million to $100 million.

“We are excited about the prospects for our Company as this year unfolds and we believe that our disciplined operating model, differentiated products and technology, robust free cash flow, and production-oriented portfolio, combined with our strong and motivated team, will enable us to be a long-term winner in the energy transition.”

ChampionX Actual Results

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-over-year
Revenue	$706,122	$633,526	$247,748	11%	N/M

Net income (loss) attributable to ChampionX	$7,357	$(7,914)	$(1,823)	N/M	N/M
Diluted earnings (loss) per share attributable to ChampionX	$0.04	$(0.04)	$(0.02)	N/M	N/M

Adjusted net income (loss) attributable to ChampionX	$14,329	$5,451	$10,287	N/M	39%
Adjusted diluted earnings (loss) per share attributable to ChampionX	$0.07	$0.03	$0.13	N/M	(46)%

Income (loss) before income taxes	$19,007	$(11,294)	$(10,622)	N/M	N/M
Income (loss) before income taxes margin	2.7%	(1.8)%	(4.3)%	N/M	N/M

Adjusted EBITDA	$108,645	$86,822	$44,643	25%	N/M
Adjusted EBITDA margin	15.4%	13.7%	18.0%	170 bps	(260) bps

Net cash provided by operating activities	$120,608	$111,399	$32,509	$9,209	$88,099
Capital expenditures	$12,994	$12,847	$8,191	$147	$4,803
N/M - not meaningful

ChampionX consolidated actual results in the fourth quarter and third quarter of 2020 include results of operations of the legacy Apergy businesses and results from legacy ChampionX for the entire period. Fourth quarter 2019 results represent results of operations of the legacy Apergy businesses.

In the fourth quarter of 2020, consolidated revenue increased $72.6 million, or 11%, sequentially, due to the continued recovery from the pandemic-induced downturn, as well as seasonal improvements internationally. Sequentially, international revenue increased 12% and North America revenue increased 11%. Fourth quarter 2020 consolidated revenue includes $46.2 million of chemical sales to Ecolab Inc. as compared to $49.5 million in the third quarter. As part of the Merger, the Company entered into a Cross Supply and Product Transfer Agreement with Ecolab in which certain products will be manufactured by one party for the other and sold at cost over a period of no longer than three years from the merger date. Revenue associated with these sales is reported in Corporate and Other within our financial statements.

In the fourth quarter of 2020, consolidated net income attributable to ChampionX was $7.4 million, and adjusted net income was $14.3 million. Consolidated adjusted EBITDA was $108.6 million, which increased $21.8 million, sequentially, or 25%, due to higher volumes.

Production Chemical Technologies - Actual Results

	Three Months Ended		Variance
(dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Sequential
Revenue	$446,652	$410,151	9%
Operating profit	$49,200	$35,172	40%
Operating profit margin	11.0%	8.6%	240 bps
Adjusted segment EBITDA	$77,872	$71,505	9%
Adjusted segment EBITDA margin	17.4%	17.4%	— bps

In the fourth quarter of 2020, Production Chemical Technologies revenue increased $36.5 million, or 9%, sequentially, due to strong Latin America orders, continued recovery in our North America business, and higher seasonal international volumes. Sequentially, international revenue increased 12% and North America revenue increased 5%.

In the fourth quarter of 2020, segment operating profit was $49.2 million. Segment adjusted EBITDA was $77.9 million, which increased $6.4 million, sequentially, or 9%, primarily due to higher volume.

Production & Automation Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-over-year
Revenue	$158,777	$136,921	$203,625	16%	(22)%
Operating profit (loss)	$(4,724)	$(7,454)	$2,175	(37)%	N/M
Operating profit (loss) margin	(3.0)%	(5.4)%	1.1%	240 bps	(410) bps
Adjusted segment EBITDA	$29,345	$24,995	$35,668	17%	(18)%
Adjusted segment EBITDA margin	18.5%	18.3%	17.5%	20 bps	100 bps
N/M - not meaningful

In the fourth quarter of 2020, Production & Automation Technologies revenue increased $21.9 million, or 16%, sequentially, due to higher volumes as E&P capital spending continued to recover from the rapid reduction experienced earlier in 2020. Sequentially, North America revenue increased 21% and international revenue decreased 3%. Production & Automation Technologies revenue decreased $44.8 million, or 22%, year-over-year, due to lower volumes driven by the decline in worldwide E&P capital spending.

Revenue from digital products was $21.8 million in the fourth quarter of 2020, an increase of $3.0 million, or 16%, compared to $18.9 million in the third quarter of 2020.

In the fourth quarter of 2020, segment operating loss was $4.7 million. Segment adjusted EBITDA was $29.3 million, which increased $4.4 million sequentially, or 17%, primarily due to higher volume. Segment adjusted EBITDA decreased $6.3 million, or 18%, year-over-year, due to lower volumes, partially offset by cost reduction actions.

Drilling Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Sequential	Year-over-year
Revenue	$23,568	$15,715	$44,123	50%	(47)%
Operating profit (loss)	$153	$(5,127)	$8,644	N/M	(98)%
Operating profit (loss) margin	0.6%	(32.6)%	19.6%	3320 bps	(1900) bps
Adjusted segment EBITDA	$2,525	$(2,782)	$11,412	N/M	(78)%
Adjusted segment EBITDA margin	10.7%	(17.7)%	25.9%	2840 bps	(1520) bps
N/M - not meaningful

In the fourth quarter of 2020, Drilling Technologies revenue increased by $7.9 million, or 50%, sequentially, driven primarily by the increase in U.S. land drilling activity and customer restocking of polycrystalline diamond cutter inventories. Drilling Technologies revenue decreased $20.6 million, or 47%, year-over-year, driven by the significant decline in worldwide drilling activity and customer destocking of polycrystalline diamond cutter inventories.

Diamond bearings revenue in the fourth quarter of 2020 was $2.2 million, up $0.2 million, or 10%, sequentially.

In the fourth quarter of 2020, segment operating profit was $0.2 million, and segment adjusted EBITDA was $2.5 million. Sequentially, segment adjusted EBITDA increased by $5.3 million, due to higher volumes. Year-over-year, segment adjusted EBITDA decreased by $8.9 million, or 78%, as a result of lower volumes, partially offset by cost reduction actions.

Sequentially, the average worldwide and U.S. rig counts increased 3% and 22%, respectively. On a year-over-year basis, the average worldwide and U.S. rig counts declined 49% and 62%, respectively.

Reservoir Chemical Technologies - Actual Results

	Three Months Ended		Variance
(dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Sequential
Revenue	$30,937	$21,264	45%
Operating profit (loss)	$432	$(3,819)	N/M
Operating profit (loss) margin	1.4%	(18.0)%	1940 bps
Adjusted segment EBITDA	$2,204	$(1,432)	N/M
Adjusted segment EBITDA margin	7.1%	(6.7)%	1380 bps

In the fourth quarter of 2020, Reservoir Chemical Technologies revenue increased by $9.7 million, or 45%, sequentially, driven by the increase in global land well construction and completion activity.

In the fourth quarter of 2020, segment operating profit was $0.4 million, and segment adjusted EBITDA was $2.2 million. Sequentially, segment adjusted EBITDA increased by $3.6 million, due to higher volumes.

Other Business Highlights

•ChampionX improved lives in 2020, as we achieved our best safety performance ever in both number of injuries (50% reduction) and severity (30% reduction in lost time injury rate).
•In our recently concluded global employee engagement survey, ChampionX had a 71% global participation rate from our employees.
•Production Chemical Technologies was awarded two significant contracts in West Africa with two different global energy companies.

•Production & Automation Technologies experienced increased customer adoption of our PowerFit motors for ESP applications.
•Within our Production & Automation Technologies segment, we are seeing early momentum and revenue uplift from Better Together joint sales efforts, including recent wins in the Permian and Latin America regions.
•Our Digital team signed a global software agreement with an integrated energy company for the use of our XSPOC artificial lift optimization software.
•During the fourth quarter of 2020, more than 70% of Drilling Technologies revenue was generated from products that were less than three years old.
•Reservoir Chemical Technologies won incremental work with leading U.S. E&P operators, advancing our direct sales model.
•ChampionX is on plan to complete remediation of 2019 material weaknesses in internal controls as of December 31, 2020.
•In developing its Environmental, Social and Governance (ESG) framework and roadmap, ChampionX initiated an ESG priorities assessment project.

Conference Call Details

ChampionX will host a conference call on Wednesday, February 24, 2021, to discuss its fourth quarter 2020 financial results. The call will begin at 10:00 a.m. Eastern Time. Presentation materials that supplement the conference call are available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 9069100.

A replay of the conference call will be available on ChampionX’s website or at https://onlineexperiences.com/Launch/QReg/ShowUUID=3A0F2ACA-3289-48AB-A8E5-87CAB1888BF68&LangLocaleID=1033. Enter passcode 50078440.

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Results on a Pro Forma Basis

On June 3, 2020, Apergy Corporation closed on the acquisition of ChampionX Holding, Inc. (“the Transaction”) and assumed the name ChampionX Corporation (“ChampionX”). Actual results reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein certain unaudited pro forma financial information as if the Transaction was completed on January 1, 2019, including results on a pro forma basis for revenue, income (loss) before income taxes, income (loss) before income taxes margin, adjusted EBITDA, adjusted EBITDA margin, segment revenue, segment operating profit (loss), adjusted segment EBITDA, and adjusted segment EBITDA margin for the quarterly periods ended December 31, 2020, September 30, 2020, and December 31, 2019, and for the full year periods ended December 31, 2020 and December 31, 2019. The financial results on a pro forma basis are provided to assist investors in assessing ChampionX’s performance on a basis that includes the combined results of operations of both Apergy Corporation and ChampionX Holding, Inc. for the full reporting period. ChampionX management believes this unaudited pro forma historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The historical financial results on a pro forma basis herein may not be comparable to similarly titled measures reported by other companies.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, adjusted net income attributable to ChampionX, adjusted diluted earnings per share attributable to ChampionX, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma segment revenue, pro forma segment operating profit (loss), and pro forma adjusted segment EBITDA reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives, while adjusted working capital provides a meaningful measure of operational results by showing changes caused by revenue or our operational initiatives. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the accompanying financial tables.

This press release also contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. Due to the forward-looking nature of the aforementioned non-GAAP financial measure, management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as net income. Accordingly, we are unable to present a quantitative reconciliation of such forward looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from these non-GAAP measures in future periods could be significant. Management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance.

About ChampionX

ChampionX (formerly known as Apergy Corporation) is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells.To learn more about ChampionX, visit our website at www.championX.com.
Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include, statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operation of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

i Adjusted net income (loss) attributable to ChampionX, adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma adjusted segment EBITDA, pro forma adjusted segment EBITDA margin, free cash flow, and free cash flow to revenue are non-GAAP measures. See section titled “About Non-GAAP Measures” included herein for details on the non-GAAP measures used in this release.

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands, except per share amounts)	2020	2020	2019	2020	2019
Revenue	$706,122	$633,526	$247,748	$1,899,996	$1,131,251
Cost of goods and services	539,979	505,066	175,114	1,490,824	754,147
Gross profit	166,143	128,460	72,634	409,172	377,104
Selling, general and administrative expense	132,811	122,156	75,047	463,767	274,268
Goodwill and long-lived asset impairment	—	—	—	657,251	1,746
Interest expense, net	15,495	15,935	9,075	51,731	39,301
Other (income) expense, net	(1,170)	1,663	(866)	(828)	2,603
Income (loss) before income taxes	19,007	(11,294)	(10,622)	(762,749)	59,186
Provision for (benefit from) income taxes	11,526	(3,962)	(9,048)	(20,396)	6,226
Net income (loss)	7,481	(7,332)	(1,574)	(742,353)	52,960
Less: Net income attributable to noncontrolling interest	124	582	249	1,577	796
Net income (loss) attributable to ChampionX	$7,357	$(7,914)	$(1,823)	$(743,930)	$52,164

Earnings (loss) per share attributable to ChampionX:
Basic	$0.04	$(0.04)	$(0.02)	$(5.01)	$0.67
Diluted	$0.04	$(0.04)	$(0.02)	$(5.01)	$0.67

Weighted-average shares outstanding:
Basic	199,913	199,809	77,460	148,370	77,427
Diluted	204,825	199,809	77,460	148,370	77,624

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,
(in thousands)	2020	2019
Assets
Cash and cash equivalents	$201,421	$35,290
Receivables, net	559,545	219,874
Inventories, net	430,112	211,342
Prepaid expenses and other current assets	74,767	26,934
Total current assets	1,265,845	493,440

Property, plant and equipment, net	854,536	248,181
Goodwill	680,594	911,113
Intangible assets, net	479,009	238,707
Other non-current assets	195,792	31,384
Total assets	$3,475,776	$1,922,825

Liabilities
Current portion of long-term debt	$26,850	$—
Accounts payable	299,666	120,291
Other current liabilities	296,044	79,390
Total current liabilities	622,560	199,681

Long-term debt	905,764	555,291
Other long-term liabilities	334,877	131,639
Equity
ChampionX stockholders’ equity	1,625,971	1,032,960
Noncontrolling interest	(13,396)	3,254
Total liabilities and equity	$3,475,776	$1,922,825

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2020	2019
Cash provided by (used for) operating activities:
Net income (loss)	$(742,353)	$52,960
Depreciation	142,647	68,557
Amortization	71,715	51,381
Goodwill and long-lived asset impairment	657,251	1,746
Receivables	58,210	25,948
Inventories	85,893	19,065
Accounts payable	(18,389)	(20,526)
Leased assets	(4,606)	(40,700)
Other	59,672	(2,532)
Net cash provided by operating activities	310,040	155,899

Cash provided by (used for) investing activities:
Capital expenditures	(45,163)	(39,780)
Acquisitions, net of cash acquired	57,588	(12,500)
Proceeds from sale of fixed assets	9,705	4,598
Payments on sale of business	—	(2,194)
Net cash provided by (used for) investing activities	22,130	(49,876)

Cash used for financing activities:
Proceeds from long-term debt	125,000	36,500
Repayment of long-term debt	(286,493)	(141,500)
Debt issuance costs	(4,356)	—
Other	(9,517)	(7,403)
Net cash used for financing activities	(175,366)	(112,403)

Effect of exchange rate changes on cash and cash equivalents	9,327	(162)

Net increase (decrease) in cash and cash equivalents	166,131	(6,542)
Cash and cash equivalents at beginning of period	35,290	41,832
Cash and cash equivalents at end of period	$201,421	$35,290

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$446,652	$410,151	$—	$992,805	$—
Production & Automation Technologies	158,777	136,921	203,625	615,918	884,364
Drilling Technologies	23,568	15,715	44,123	116,186	246,887
Reservoir Chemical Technologies	30,937	21,264	—	61,507	—
Corporate and other	46,188	49,475	—	113,580	—
Total revenue	$706,122	$633,526	$247,748	$1,899,996	$1,131,251

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$49,200	$35,172	$—	$94,294	$—
Production & Automation Technologies	(4,724)	(7,454)	2,175	(697,937)	54,024
Drilling Technologies	153	(5,127)	8,644	2,574	73,497
Reservoir Chemical Technologies	432	(3,819)	—	(6,198)	—
Total segment operating profit (loss)	45,061	18,772	10,819	(607,267)	127,521
Corporate and other	10,559	14,131	12,366	103,751	29,034
Interest expense, net	15,495	15,935	9,075	51,731	39,301
Income (loss) before income taxes	$19,007	$(11,294)	$(10,622)	$(762,749)	$59,186

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	11.0%	8.6%	—%	9.5%	—%
Production & Automation Technologies	(3.0)%	(5.4)%	1.1%	(113.3)%	6.1%
Drilling Technologies	0.6%	(32.6)%	19.6%	2.2%	29.8%
Reservoir Chemical Technologies	1.4%	(18.0)%	—%	(10.1)%	—%
ChampionX Consolidated	2.7%	(1.8)%	(4.3)%	(40.1)%	5.2%

Adjusted EBITDA
Production Chemical Technologies	$77,872	$71,505	$—	$171,808	$—
Production & Automation Technologies	29,345	24,995	35,668	108,863	179,820
Drilling Technologies	2,525	(2,782)	11,412	17,312	83,870
Reservoir Chemical Technologies	2,204	(1,432)	—	459	—
Corporate and other	(3,301)	(5,464)	(2,437)	(15,257)	(12,522)
Adjusted EBITDA	$108,645	$86,822	$44,643	$283,185	$251,168

Adjusted EBITDA margin
Production Chemical Technologies	17.4%	17.4%	—%	17.3%	—%
Production & Automation Technologies	18.5%	18.3%	17.5%	17.7%	20.3%
Drilling Technologies	10.7%	(17.7)%	25.9%	14.9%	34.0%
Reservoir Chemical Technologies	7.1%	(6.7)%	—%	0.7%	—%
ChampionX Consolidated	15.4%	13.7%	18.0%	14.9%	22.2%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$7,357	$(7,914)	$(1,823)	$(743,930)	$52,164
Pre-tax adjustments:
Goodwill and long-lived asset impairment (1)	—	—	—	657,251	1,746
Separation and supplemental benefit costs (2)	105	383	331	539	6,377
Restructuring and other related charges	4,971	3,426	2,556	23,291	9,307
Environmental costs	—	—	—	—	1,988
Acquisition and integration related costs (3)	5,854	8,665	9,815	84,779	10,145
Acquisition-related adjustments (4)	(2,878)	3,511	—	6,463	—
Professional fees related to material weakness remediation and impairment analysis (5)	512	940	2,780	6,240	2,780
Intellectual property defense	478	408	400	1,278	400
Tax impact of adjustments (6)	(2,070)	(3,968)	(3,772)	(63,368)	(7,777)
Adjusted net income (loss) attributable to ChampionX	14,329	5,451	10,287	(27,457)	77,130
Tax impact of adjustments (6)	2,070	3,968	3,772	63,368	7,777
Net income attributable to noncontrolling interest	124	582	249	1,577	796
Depreciation and amortization	65,101	64,848	30,308	214,362	119,938
Provision for (benefit from) income taxes	11,526	(3,962)	(9,048)	(20,396)	6,226
Interest expense, net	15,495	15,935	9,075	51,731	39,301
Adjusted EBITDA	$108,645	$86,822	$44,643	$283,185	$251,168

Diluted earnings (loss) per share attributable to ChampionX:
Reported	$0.04	$(0.04)	$(0.02)	$(5.01)	$0.67
Adjusted	$0.07	$0.03	$0.13	$(0.19)	$0.99
_______________________
(1)    Includes charges for goodwill and long-lived asset impairments of $657.3 million in our Production & Automation Technologies segment during the year ended December 31, 2020. During the year ended December 31, 2019, we incurred an impairment loss of $1.7 million related to the classification of our pressure vessel manufacturing business as held for sale.
(2) Dover Separation and supplemental benefit costs primarily relates to separation costs, and to a lesser extent, enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. During the year ended December 31, 2019, pursuant to the provisions of the tax matters agreement with Dover Corporation, we recognized approximately $3.4 million of tax indemnification expense. This was settled and paid during the three months ended June 30, 2020.
(3)    Includes costs incurred in relation to business combinations, primarily related to the Merger of legacy ChampionX of $0.9 million and $61.8 million for the three months and year ended December 31, 2020, respectively. Additionally, we incurred professional fees related to the integration of legacy ChampionX of $4.9 million and $23.0 million for the three months and year ended December 31, 2020, respectively.
(4)    Includes revenue associated with the amortization of a liability established as part of the Merger, representing unfavorable terms under the Cross Supply Agreement with Ecolab. This is partially offset by incremental expense related to the step-up of inventory value resulting from the purchase accounting entries.
(5)    Includes professional fees related to the remediation of material weaknesses identified during 2019 as well as professional fees incurred in connection with the goodwill impairment charge recognized during the three months ended March 31, 2020.
(6) We generally tax effect adjustments using a combined federal and state statutory income tax rate of approximately 23 percent.

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Diluted earnings (loss) per share attributable to ChampionX	$0.04	$(0.04)	$(0.02)	$(5.01)	$0.67
Per share adjustments:
Goodwill and long-lived asset impairment	—	—	—	4.43	0.02
Separation and supplemental benefit costs	—	—	—	—	0.08
Restructuring and other related charges	0.02	0.02	0.03	0.16	0.12
Environmental costs	—	—	—	—	0.02
Acquisition and integration related costs	0.03	0.04	0.13	0.57	0.13
Acquisition-related adjustments	(0.01)	0.02	—	0.04	—
Professional fees related to material weakness remediation and impairment analysis	—	—	0.04	0.04	0.04
Intellectual property defense	—	—	—	0.01	0.01
Tax impact of adjustments	(0.01)	(0.01)	(0.05)	(0.43)	(0.10)
Adjusted diluted earnings (loss) per share attributable to ChampionX	0.07	0.03	0.13	(0.19)	0.99

Free Cash Flow

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Free Cash Flow
Cash provided by operating activities	$120,608	$111,399	$32,509	$310,040	$155,899
Less: Capital expenditures	(12,994)	(12,847)	(8,191)	(45,163)	(39,780)
Free cash flow	$107,614	$98,552	$24,318	$264,877	$116,119
Cash transaction expenses	7,892	33,428	1,059	84,136	1,059
Adjusted free cash flow	$115,506	$131,980	$25,377	$349,013	$117,178

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$120,608	$111,399	$32,509	$310,040	$155,899
Revenue	706,122	633,526	247,748	1,899,996	1,131,251

Cash from operating activities to revenue ratio	17%	18%	13%	16%	14%

Free Cash Flow to Revenue Ratio
Free cash flow	$107,614	$98,552	$24,318	$264,877	$116,119
Revenue	$706,122	$633,526	$247,748	$1,899,996	$1,131,251

Free cash flow to revenue ratio	15%	16%	10%	14%	10%

ChampionX is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019 and the years ended December 31, 2020 and 2019 as if the Merger was completed on January 1, 2019, to assist investors in assessing ChampionX’s historical performance on a basis that includes the combined results of operations of both legacy Apergy Corporation and legacy ChampionX. The unaudited pro forma historical financial information has been prepared by ChampionX using assumptions that ChampionX believes provide a reasonable basis for presenting the combination of the historical financial information of legacy Apergy and legacy ChampionX. As legacy ChampionX historically was unable to allocate certain charges on a segment basis, we have determined an allocation methodology for historical pro forma information to provide additional comparability amongst the legacy ChampionX segments. ChampionX management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Merger and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental unaudited financial information herein may not be comparable to similarly titled measures reported by other companies. The supplemental unaudited pro forma combined financial information does not purport to represent what the actual results of operations or the financial position of the combined company would have been had the Transactions occurred on the dates assumed, nor are they indicative of future results of operations or financial position of the combined company.

CHAMPIONX CORPORATION
PRO FORMA BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$446,652	$410,151	$518,181	$1,800,175	$2,011,724
Production & Automation Technologies	158,777	136,921	203,625	615,918	884,364
Drilling Technologies	23,568	15,715	44,123	116,186	246,887
Reservoir Chemical Technologies	30,937	21,264	56,340	129,168	313,157
Corporate and other	46,188	49,475	76	113,580	222
Total revenue	$706,122	$633,526	$822,345	$2,775,027	$3,456,354

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$49,973	$42,793	$80,527	$200,335	$246,913
Production & Automation Technologies	(4,711)	(7,454)	2,175	(697,899)	54,024
Drilling Technologies	153	(5,127)	8,644	2,574	73,497
Reservoir Chemical Technologies	464	(3,562)	(4,050)	(174,635)	9,676
Total segment operating profit (loss)	45,879	26,650	87,296	(669,625)	384,110
Corporate and other	4,968	5,717	5,386	21,000	17,880
Interest expense, net	15,495	15,935	18,144	65,433	77,741
Income (loss) before income taxes	$25,416	$4,998	$63,766	$(756,058)	$288,489

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	11.2%	10.4%	15.5%	11.1%	12.3%
Production & Automation Technologies	(3.0)%	(5.4)%	1.1%	(113.3)%	6.1%
Drilling Technologies	0.6%	(32.6)%	19.6%	2.2%	29.8%
Reservoir Chemical Technologies	1.5%	(16.8)%	(7.2)%	(135.2)%	3.1%
ChampionX Consolidated	3.6%	0.8%	7.8%	(27.2)%	8.3%

Adjusted EBITDA
Production Chemical Technologies	77,872	71,505	101,968	300,629	337,432
Production & Automation Technologies	29,345	24,995	35,667	108,863	179,818
Drilling Technologies	2,525	(2,782)	11,412	17,312	83,871
Reservoir Chemical Technologies	2,204	(1,432)	2,450	(10,942)	36,560
Corporate and other	(3,301)	(5,464)	(984)	(11,424)	(1,662)
Adjusted EBITDA	$108,645	$86,822	$150,513	$404,438	$636,019

Adjusted EBITDA margin
Production Chemical Technologies	17.4%	17.4%	19.7%	16.7%	16.8%
Production & Automation Technologies	18.5%	18.3%	17.5%	17.7%	20.3%
Drilling Technologies	10.7%	(17.7)%	25.9%	14.9%	34.0%
Reservoir Chemical Technologies	7.1%	(6.7)%	4.3%	(8.5)%	11.7%
ChampionX Consolidated	15.4%	13.7%	18.3%	14.6%	18.4%

CHAMPIONX CORPORATION
PRO FORMA - RECONCILIATION GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$12,305	$4,667	$65,996	$(777,553)	$229,126
Pre-tax adjustments:
Goodwill and long-lived asset impairment	—	—	—	805,011	1,746
Separation and supplemental benefit costs	105	383	331	539	6,377
Restructuring and other related charges	4,971	3,426	6,351	27,979	23,974
Environmental costs	—	—	—	—	1,988
Acquisition and integration related costs	250	250	492	1,134	822
Acquisition-related adjustments	(3,683)	(4,367)	—	(8,050)	—
Professional fees related to material weakness remediation and impairment analysis	512	940	2,780	6,240	2,780
Intellectual property defense	478	408	400	1,278	400
Tax impact of adjustments	(603)	(238)	(2,370)	(28,903)	(8,718)
Adjusted net income (loss) attributable to ChampionX	14,335	5,469	73,980	27,675	258,495
Tax impact of adjustments	603	238	2,370	28,903	8,718
Net income attributable to noncontrolling interest	124	582	2,215	2,898	8,216
Depreciation and amortization	65,101	64,848	58,249	260,930	231,702
Provision for (benefit from) income taxes	12,987	(250)	(4,445)	18,598	51,147
Interest expense, net	15,495	15,935	18,144	65,434	77,741
Adjusted EBITDA	$108,645	$86,822	$150,513	$404,438	$636,019

CHAMPIONX CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO PRO FORMA FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended December 31, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$706,122	$—	$706,122

Net income (loss) attributable to ChampionX	$7,357	$4,948	$12,305
Pre-tax adjustments:
Separation and supplemental benefit costs	105	—	105
Restructuring and other related charges	4,971	—	4,971
Acquisition and integration related costs	5,854	(5,604)	250
Acquisition-related adjustments	(2,878)	(805)	(3,683)
Professional fees related to material weakness remediation and impairment analysis	512	—	512
Intellectual property defense	478	—	478
Tax impact of adjustments	(2,070)	1,467	(603)
Adjusted net income (loss) attributable to ChampionX	14,329	6	14,335
Tax impact of adjustments	2,070	(1,467)	603
Net income attributable to noncontrolling interest	124	—	124
Depreciation and amortization	65,101	—	65,101
Provision for (benefit from) income taxes	11,526	1,461	12,987
Interest expense, net	15,495	—	15,495
Adjusted EBITDA	$108,645	$—	$108,645

	Three Months Ended September 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$633,526	$—	$633,526

Net income (loss) attributable to ChampionX	$(7,914)	$12,581	$4,667
Pre-tax adjustments:
Separation and supplemental benefit costs	383	—	383
Restructuring and other related charges	3,426	—	3,426
Acquisition and integration related costs	8,665	(8,415)	250
Acquisition-related adjustments	3,511	(7,878)	(4,367)
Professional fees related to material weakness remediation and impairment analysis	940	—	940
Intellectual property defense	408	—	408
Tax impact of adjustments	(3,968)	3,730	(238)
Adjusted net income attributable to ChampionX	5,451	18	5,469
Tax impact of adjustments	3,968	(3,730)	238
Net income attributable to noncontrolling interest	582	—	582
Depreciation and amortization	64,848	—	64,848
Provision for (benefit from) income taxes	(3,962)	3,712	(250)
Interest expense, net	15,935	—	15,935
Adjusted EBITDA	$86,822	$—	$86,822

	Three Months Ended December 31, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$247,748	$574,597	$822,345

Net income (loss) attributable to ChampionX	$(1,823)	$67,819	$65,996
Pre-tax adjustments:
Separation and supplemental benefit costs	331	—	331
Restructuring and other related charges	2,556	3,795	6,351
Acquisition and integration related costs	9,815	(9,323)	492
Professional fees related to material weakness remediation and impairment analysis	2,780	—	2,780
Intellectual property defense	400	—	400
Tax impact of adjustments	(3,772)	1,402	(2,370)
Adjusted net income attributable to ChampionX	10,287	63,693	73,980
Tax impact of adjustments	3,772	(1,402)	2,370
Net income attributable to noncontrolling interest	249	1,966	2,215
Depreciation and amortization	30,308	27,941	58,249
Provision for income taxes	(9,048)	4,603	(4,445)
Interest expense, net	9,075	9,069	18,144
Adjusted EBITDA	$44,643	$105,870	$150,513

	Years Ended December 31, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$1,899,996	$875,031	$2,775,027

Net loss attributable to ChampionX	$(743,930)	$(33,623)	$(777,553)
Pre-tax adjustments:
Goodwill and long-lived asset impairment	657,251	147,760	805,011
Separation and supplemental benefit costs	539	—	539
Restructuring and other related charges	23,291	4,688	27,979
Acquisition and integration related costs	84,779	(83,645)	1,134
Acquisition-related inventory step-up	6,463	(14,513)	(8,050)
Professional fees related to material weakness remediation and impairment analysis	6,240	—	6,240
Intellectual property defense	1,278	—	1,278
Tax impact of adjustments	(63,368)	34,465	(28,903)
Adjusted net income (loss) attributable to ChampionX	(27,457)	55,132	27,675
Tax impact of adjustments	63,368	(34,465)	28,903
Net income attributable to noncontrolling interest	1,577	1,321	2,898
Depreciation and amortization	214,362	46,568	260,930
Provision for (benefit from) income taxes	(20,396)	38,994	18,598
Interest expense, net	51,731	13,703	65,434
Adjusted EBITDA	$283,185	$121,253	$404,438

	Years Ended December 31, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$1,131,251	$2,325,103	$3,456,354

Net income attributable to ChampionX	$52,164	$176,962	$229,126
Pre-tax adjustments:
Goodwill and long-lived asset impairment	1,746	—	1,746
Separation and supplemental benefit costs	6,377	—	6,377
Restructuring and other related charges	9,307	14,667	23,974
Environmental costs	1,988	—	1,988
Acquisition and integration related costs	10,145	(9,323)	822
Professional fees related to material weakness remediation and impairment analysis	2,780	—	2,780
Intellectual property defense	400	—	400
Tax impact of adjustments	(7,777)	(941)	(8,718)
Adjusted net income attributable to ChampionX	77,130	181,365	258,495
Tax impact of adjustments	7,777	941	8,718
Net income attributable to noncontrolling interest	796	7,420	8,216
Depreciation and amortization	119,938	111,764	231,702
Provision for income taxes	6,226	44,921	51,147
Interest expense, net	39,301	38,440	77,741
Adjusted EBITDA	$251,168	$384,851	$636,019
_______________________
(1)    Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 (File No. 333-236379) and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.